UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2010, Dr. Otello Stampacchia notified Micromet, Inc. (the “Company”) of his resignation as a member of the board of directors of the Company and the Compensation Committee of the board of directors.  Dr. Stampacchia’s resignation was effective as of April 16, 2010.

The Nominating & Corporate Governance Committee of the Company’s board of directors has initiated a search to find a suitable candidate with significant experience with commercial stage pharmaceutical companies to join the board of directors.

On April 16, 2010, the Company issued a press release announcing Dr. Stampacchia’s resignation, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 16, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.
Date: April 16, 2010	By:	/s/ Matthias Alder
		Name:	Matthias Alder
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 16, 2010